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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-46484, 333-49292 and 333-42784) and Form S-8
(Nos. 333-84217, 333-95903 and 333-64200) of Accrue Software, Inc. of our report dated May 9, 2002, except as to Note 11, which is as of June 26, 2002, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated June 26, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

/s/   PricewaterhouseCoopers LLP

San Jose, California
June 28, 2002